                                                                   EXHIBIT 10.17


================================================================================



                               SERVICING AGREEMENT



                                      among



                        T & W FUNDING COMPANY IV, L.L.C.
                                   ("Issuer")



                                       and



                               T & W LEASING, INC.
                                  ("Servicer")



                                       and



                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                  ("Indenture Trustee" and "Back-up Servicer")


                            Dated as of July 1, 1995



================================================================================

                                TABLE OF CONTENTS


ARTICLE I             DEFINITIONS ...................................................    1

      Section 1.01.       Defined Terms .............................................    1


ARTICLE II            SERVICER REPRESENTATIONS, WARRANTEES AND COVENANTS ............    3

      Section 2.01.       Representations and Warranties ............................    3
      Section 2.02.       Covenants .................................................    5


ARTICLE III           ADMINISTRATION AND SERVICING OF LEASE CONTRACTS ...............    5

      Section 3.01.       Responsibilities of Servicer ..............................    5
      Section 3.02.       Servicer Standard of Care .................................    8
      Section 3.03.       Servicer Remittances ......................................    8
      Section 3.04.       Servicer Advances .........................................    9
      Section 3.05.       Financing Statements ......................................    9
      Section 3.06.       Maintenance of Insurance Policy; Insurance Proceeds .......   10
      Section 3.07.       Personal Property and Sales Taxes .........................   10
      Section 3.08.       No Offset .................................................   10
      Section 3.09.       Servicing Compensation ....................................   10
      Section 3.10.       Substitution or Purchase of Lease Contracts ...............   10
      Section 3.11.       Titles ....................................................   11


ARTICLE IV            ACCOUNTINGS, STATEMENTS AND REPORTS ...........................   12

      Section 4.01.       Monthly Servicer's Reports ................................   12
      Section 4.02.       Financial Statements; Certification as to Compliance;
                          Notice of Default .........................................   12
      Section 4.03.       Annual Independent Accountants' Servicing Reports;
                          Annual Federal Tax Lien Search ............................   14
      Section 4.04.       Access to Certain Documentation and Information ...........   14
      Section 4.05.       Other Necessary Data ......................................   16
      Section 4.06.       Indenture Trustee to Cooperate ............................   16


ARTICLE V             THE SERVICER AND THE ISSUER ...................................   16

      Section 5.01.       Servicer Indemnification ..................................   16
      Section 5.02.       Corporate Existence; Reorganizations ......................   17
      Section 5.03.       Limitation on Liability of the Servicer and Others ........   18

      Section 5.04.       The Servicer Not to Resign ....... ........................   18
      Section 5.05.       Issuer Indemnification ....................................   18


ARTICLE VI            SERVICING TERMINATION .........................................   19

      Section 6.01.       Servicer Events of Default ................................   19
      Section 6.02.       Back-up Servicer to Act; Taking of Bids; Appointment of
                          Successor Servicer ........................................   22
      Section 6.03.       Notification to Noteholders ...............................   23
      Section 6.04.       Waiver of Past Defaults ...................................   23
      Section 6.05.       Effects of Termination of Servicer ........................   23
      Section 6.06.       No Effect on Other Parties ................................   24


ARTICLE VII           THE BACK-UP SERVICER ..........................................   24

      Section 7.01.       Representations of Back-up Servicer .......................   24
      Section 7.02.       Merger or Consolidation of, or Assumption of the
                          Obligations of, Back-up Servicer ..........................   25
      Section 7.03.       Back-up Servicer Resignation ..............................   25
      Section 7.04.       Oversight of Servicing ....................................   25
      Section 7.05.       Additional Back-up Servicer Duties ........................   27
      Section 7.06.       Back-up Servicer Compensation .............................   27


ARTICLE VIII          MISCELLANEOUS PROVISIONS ......................................   27

      Section 8.01.       Termination of This Agreement .............................   27
      Section 8.02.       Amendments ................................................   27
      Section 8.03.       Governing Law .............................................   28
      Section 8.04.       Notices ...................................................   28
      Section 8.05.       Severability of Provisions ................................   29
      Section 8.06.       Binding Effect ............................................   29
      Section 8.07.       Article Headings and Captions .............................   29
      Section 8.08.       Legal Holidays ............................................   29
      Section 8.09.       Assignment for Security for the Notes .....................   30
      Section 8.10.       No Servicing Assignment ...................................   30
      Section 8.11.       Bond Insurer Default ......................................   30
      Section 8.12.       Counterparts ..............................................   30
      Section 8.13.       Third Party Beneficiary ...................................   30


EXHIBIT A -- Form of Monthly Servicer's Report                                         A-1
EXHIBIT B -- Servicer Disk Information                                                 B-1

        This SERVICING AGREEMENT (as amended and supplemented from time to time, this "Agreement"), dated as of July 1, 1995, is entered into by and among T & W Funding Company IV, L.L.C. (herein, together with its permitted successors and assigns, the "Issuer"), T & W Leasing, Inc., as servicer (herein, together with its permitted successors and assigns, the "Servicer"), and Norwest Bank Minnesota, National Association, as indenture trustee (herein, together with its permitted successors and assigns, the "Indenture Trustee"), and as back-up servicer (herein, together with its permitted successors and assigns, the "Back-up Servicer").

                              PRELIMINARY STATEMENT

        The Issuer has entered into an Indenture, dated as of July 1, 1995, (the "Indenture"), with the Indenture Trustee, the Back-up Servicer and the Servicer, pursuant to which the Issuer intends to issue from time to time its Notes, limited to $70,000,000 in unpaid principal balance outstanding and issuable in one or more tranches, as provided in the Indenture.

        The Issuer, T & W Leasing, Inc. (the "Company") and T & W Finance Corp. III, T & W Finance Corp. IV and T & W Finance Company V, L.L.C. (each, a "Contributor" and collectively, the "Contributors") have entered into a Contribution Agreement dated as of July 1, 1995 (the "Contribution Agreement"), providing for, among other things, the agreement by the Company and the Contributors to repurchase certain Lease Assets that are being contributed to the Issuer and pledged to the Indenture Trustee pursuant to the Indenture as security for the Notes. As a precondition to the effectiveness of the Contribution Agreement, the Contribution Agreement requires that the Servicer, the Issuer, the Indenture Trustee and the Back-up Servicer enter into this Agreement to provide for the servicing of the Lease Assets.

        In order to further secure the Notes, the Issuer is granting to the Indenture Trustee a security interest in, among other things, the Issuer's rights derived under this Servicing Agreement and the Contribution Agreement, and the Servicer agrees that all covenants and agreements made by the Servicer herein with respect to the Lease Assets shall also be for the benefit and security of the Indenture Trustee and all holders from time to time of the Notes. For its services under the Servicing Agreement, the Servicer will receive a Servicer Fee as provided herein and in the Indenture. For its services hereunder the Back-up Servicer will receive a Back- up Servicer Fee as provided herein and in the Indenture.

                                   ARTICLE I

                                  DEFINITIONS

        Section 1.01. Defined Terms. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of the Servicing Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture or, if not defined therein, in the Contribution Agreement.

        "Back-up Servicer" shall initially mean Norwest Bank Minnesota, National Association, a national banking association.

        "Company" shall mean T & W Leasing, Inc., a Washington corporation.

        "Contribution Agreement" shall mean the Contribution Agreement, dated as of July 1, 1995, between the Company, the Contributors and the Issuer, as amended and supplemented.

        "Indenture Trustee" shall initially mean Norwest Bank Minnesota, National Association, a national banking association.

        "Liquidated Lease Receivable" shall mean a Lease Receivable that has been liquidated pursuant to Section 3.01(b) hereof.

        "Local Bank" shall have the meaning specified in Section 3.03 hereof.

        "Lock Box" shall have the meaning specified in Section 3.03 hereof.

        "Local Bank Account" shall mean the account established in the name of the Indenture Trustee pursuant to Section 3.03 hereof, into which account shall be deposited payments related to the Lease Receivables.

        "Monthly Servicer's Report" shall mean the report prepared by the Servicer pursuant to Section 4.01 hereof.

        "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the Vice-Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Servicer.

        "Reported Company" shall mean T & W Leasing, Inc. and its affiliates on a combined basis, and if the initial Servicer is no longer acting as Servicer, then any successor Servicer appointed pursuant to this Agreement.

        "Reported Company's Financial Statements" shall include the Reported Company's audited consolidating balance sheet and income statement, consolidated statement of sources and uses/applications of cash, consolidated statement of change in financial position, auditors opinion letter regarding audited financial statements, and all notes to the audited financial statements.

        "Servicer" shall initially mean T & W Leasing, Inc. until a successor Person shall have become the Servicer pursuant to the applicable provisions of this Agreement, and thereafter "Servicer" shall mean such successor Person.

        "Servicer Advance" shall have the meaning set forth in Section 3.04 hereof.

        "Servicer Default" shall mean any occurrence or circumstance which with notice or the lapse of time or both would be a Servicer Event of Default under this Servicing Agreement.

        "Servicer Event of Default" shall mean each of the occurrences or circumstances enumerated in Section 6.01 hereof.

        "Servicer State of Incorporation" means the State of Washington.

        "Servicer Termination Notice" means the notice described in Section 6.01 hereof.

        "Servicing Officer" shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Lease Contracts, as identified on the list of Servicing Officers furnished by the Servicer to the Indenture Trustee, the Back-up Servicer, the Bond Insurer and the Noteholders from time to time.

        "Substitution Criterion" shall have the meaning specified in the Contribution Agreement.

                                   ARTICLE II

                           SERVICER REPRESENTATIONS,
                            WARRANTIES AND COVENANTS

        Section 2.01. Representations and Warranties. The Servicer makes the following representations and warranties, which shall survive the Closing Date:

                (a) Organization and Good Standing. The Servicer has been duly incorporated and is validly existing in good standing as a corporation under the laws of the Servicer State of Incorporation, with requisite corporate power and authority to own its properties, perform its obligations under this Agreement and to transact the business in which it is now engaged or in which it proposes to engage.

                (b) Authorization and Binding Obligation. Each of this Agreement, the Indenture and the Insurance Agreement has been duly authorized, executed and delivered by the Servicer and constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject as to enforcement to any bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

                (c) No Violation. The entering into of this Agreement, the Indenture and the Insurance Agreement and the performance by the Servicer of its obligations under this Agreement, the Indenture and the Insurance Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Servicer pursuant to the terms of any material indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of its Certificate of Incorporation or By-laws, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, or any such regulatory authority or other governmental agency or body is required for the Servicer to enter into this Agreement, the Indenture and the Insurance Agreement.

                (d) No Proceedings. There are no proceedings or investigations pending, or to the knowledge of the Servicer, threatened against or affecting the Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer and its subsidiaries, or the ability of the Servicer to perform its obligations under this Agreement, the Indenture or the Insurance Agreement. The Servicer is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

                (e) Approvals. The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject,
        (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain materially adversely affect the business or condition (financial or otherwise) of the Servicer and its subsidiaries.

                (f) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

                (g) Net Worth. As of the Delivery Date, the Net Worth Requirement is met.

        Section 2.02. Covenants. (a) The Servicer covenants as to the Lease
Assets:

                (i) The Servicer shall not release or assign any Lien in favor of the Indenture Trustee on any item of Equipment related to any Lease Contract in whole or in part, except as permitted herein or in the Indenture.

               (ii) The Servicer will in all material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Lease Assets. The Servicer will not amend, rescind, cancel or modify any Lease Contract or term or provision thereof, except as permitted herein or in the Indenture, and the Servicer will not do anything that would materially impair the rights of the Noteholders, the Indenture Trustee or the Bond Insurer in the Lease Assets, except as contemplated herein or in the Indenture.

              (iii) In performing its servicing duties hereunder, the Servicer shall collect all payments required to be made by the Customers under the Lease Contracts, enforce all material rights of the Issuer under the Lease Contracts and defend the Equipment against all Persons, claims and demands whatsoever. The Servicer shall not assign, sell, pledge or exchange or in any way encumber or otherwise dispose of the Equipment, except as permitted hereunder or in the Indenture.

                (b) The Servicer will deliver each of the accountings, statements and reports described in Article IV hereof to each party as set forth therein.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF LEASE CONTRACTS

        Section 3.01. Responsibilities of Servicer. (a) The Servicer, for the benefit of the Noteholders and the Indenture Trustee, shall be responsible for, and shall, in accordance with its customary servicing procedure, pursue the managing, servicing, administering, enforcing and making of collections on the Lease Contracts, the Equipment and any Insurance Policies, the enforcement of the Trust's security interest in the Lease contracts, Lease Receivables and Equipment granted pursuant to the Indenture, and the sale or the releasing of the Equipment upon the expiration or other termination of the related Lease Contract (or repossession thereof without termination), each in accordance with the standards and procedures set forth in this Agreement and any related provisions of the Indenture and Contribution Agreement. The Servicer's responsibilities shall include collecting and posting of all payments, responding to inquiries of Customers, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to the Back-up Servicer, the Indenture Trustee, the Bond Insurer, the Rating Agencies and the Noteholders with respect to payments, making Servicer Advances, providing appropriate federal income tax information to the Indenture Trustee for use in providing information to the Noteholders or the Bond Insurer, collecting and remitting sales and property taxes to taxing authorities, and using its best efforts to maintain the perfected security interest of the Indenture Trustee in the Trust Estate. The Servicer (at its expense), acting alone or through a subservicer, shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, administration, enforcement, collection and such sale of the Equipment that it may deem necessary or desirable, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of a subservicer, shall, and is hereby authorized and empowered by the Indenture Trustee, subject to Section 3.02 hereof, to execute and deliver (on behalf of itself, the Noteholders, the Indenture Trustee or any of them) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Lease Contracts and the Lease Files. The Servicer, acting alone or through a subservicer, also may, in its sole discretion, waive any late payment charge or penalty, or any other fees that may be collected in the ordinary course of servicing any Lease Contract. Notwithstanding the foregoing, neither the Servicer, nor any subservicer, shall, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise expressly provided in this Agreement, release or waive the right to collect the Scheduled Payments or any unpaid balance on any Lease Contract. The Indenture Trustee shall, at the expense of the Servicer, furnish the Servicer, or at the request of the Servicer, any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or subservicer to carry out its servicing and administrative duties hereunder, and the Indenture Trustee shall not be responsible for the Servicer's or subservicer's application thereof. Notwithstanding the appointment by the Servicer of a subservicer hereunder, the Servicer shall remain primarily liable for the full performance of its obligations hereunder.


        (b) The Servicer (or a subservicer) shall conduct any Lease Contract management, servicing, administration, collection or enforcement actions in the following manner:

                (i) The Servicer, as agent for and on behalf of the Issuer, with respect to any Defaulted Lease Contract shall follow such practices and procedures as are normal and consistent with the Servicer's standards and procedures relating to its own lease contracts, lease receivables and equipment that are similar to the Lease Contracts, Lease Receivables and the Equipment, including without limitation, the taking of appropriate actions to foreclose or otherwise liquidate any such Defaulted Lease Contract, together with the related Equipment, to collect any Guaranty Amounts, and to enforce the Issuer's rights under the Contribution Agreement. All Recoveries or Residual Proceeds in respect of any such Lease Receivable and the related Equipment received by the Servicer shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to Section 3.03(a) hereof.

               (ii) The Servicer may sue to enforce or collect upon Lease Contracts as agent for the Issuer. If the Servicer elects to commence a legal proceeding to enforce a Lease Contract, the act of commencement shall be deemed to be an automatic assignment of the Lease Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Lease Contract, then the Indenture Trustee on behalf of the Issuer shall, at the Servicer's request and expense, take such steps as the Servicer deems necessary and instructs the Indenture Trustee in writing to take to enforce the Lease Contract, including bringing suit in its name or the name of the Issuer, as beneficial owner of the Lease Contract, or the names of the Noteholders or the Bond Insurer, as third party beneficiaries thereunder, and the Indenture Trustee shall be indemnified by the Servicer for any such action taken;

              (iii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Lease Contract in accordance with the Servicer's usual practice. In exercising recourse rights, the Servicer is authorized on the Indenture Trustee's behalf to reassign the Lease Contract to the person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such right;

               (iv) The Servicer may not accept Substitute Lease Contracts that do not comply with Section 3.10 hereof, Sections 3.03 and 3.04 of the Contribution Agreement and Section 4.03 of the Indenture;

                (v) The Servicer may waive, modify or vary any terms of any Lease Contract or consent to the postponement of strict compliance with any such term if in the Servicer's reasonable and prudent determination such waiver, modification or postponement is not materially adverse to the Noteholders or the Bond Insurer; provided, however, that (A) the Servicer shall not forgive any payment of rent, and (B) the Servicer shall not permit any modification with respect to any Lease Contract that would decrease the Scheduled Payment, defer the payment of any principal or interest or any Scheduled Payment, reduce the Implicit Principal Balance (except in connection with actual payments attributable to such Implicit Principal Balance), or prevent the complete amortization of the Implicit Principal Balance from occurring by the Calculation Date preceding the Stated Maturity. The Servicer shall provide the Back-up Servicer, the Bond Insurer and the Indenture Trustee with an amendment to the Lease Schedule reflecting any modification of any Scheduled Payment;

               (vi) The Servicer shall not consent to the termination of any Lease Contract in connection with loss of or damage to the related Equipment unless the Customer has paid an amount not less than the Purchase Price for such Lease Contract, or if less, the maximum amount legally collectible under the related Lease Contract;

              (vii) Upon termination of a Lease Contract after payment of the last Scheduled Payment due thereunder or in the event that the Servicer or any subservicer in the enforcement of any Lease Contract otherwise
        (A) acquires title to any item of Equipment with respect to which title was held by the Customer or (B) reclaims possession of Equipment from the Customer, the Servicer shall use its best efforts to sell or re-lease such item of Equipment promptly and consistent with the standard of care set forth in Section 3.02 hereof. Any Recoveries or Residual Proceeds related thereto shall be deposited in accordance with
        Section 3.03(a) hereof; and

             (viii) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer or any subservicer shall exercise any right under a Lease Contract to accelerate the unpaid Scheduled Payments, due or to become due thereunder in such a manner as to maximize the net proceeds available; provided, however, that the Servicer will not accelerate any Scheduled Payment unless permitted to do so by the terms of the Lease Contract or under applicable law.

        Section 3.02. Servicer Standard of Care. In managing, administering, servicing, enforcing and making collections on the Lease Contracts and Equipment pursuant to this Agreement, the Servicer will exercise that degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar lease contracts and equipment owned by it, and in any event, in a prudent and commercially reasonable manner. The Servicer shall punctually perform all of its obligations and agreements under this Agreement and shall comply with all applicable federal and state laws and regulations, shall maintain all State and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not materially impair the rights of the Bond Insurer or the Noteholders in any Lease Contracts or payments thereunder.

        Section 3.03. Servicer Remittances. (a) The Servicer, as agent of the Issuer, shall remit to the Indenture Trustee for deposit in the Collection Account by 12:00 noon, Minneapolis time, on each Tuesday and Thursday that is a Business Day, or if such day is not a Business Day, on the next Business Day thereafter, the amounts described below that have been collected through 4:00 p.m., Minneapolis time, on the preceding Business Day, so long as such amounts exceed $1,000:

                (i) all payments made under the Lease Contract relating to the Lease Receivables, including prepayments but excluding taxes, received directly by the Servicer;

               (ii) all Residual Proceeds and Recoveries;

              (iii) the Purchase Price of any Lease Contract purchased by the Company, any of the Sellers or the Issuer, to the extent received by the Servicer;

               (iv) all Guaranty Amounts;

                (v) all Servicing Charges; and

               (vi) all Insurance Proceeds.

        The Servicer shall hold in trust for the benefit of the Holders of the Notes any payment it receives relating to items (i) through (vi) above until such time as the Servicer transfers any such payment to the Indenture Trustee for deposit in the Collection Account.

        (b) On each Tuesday and Thursday that is a Business Day, or if such day is not a Business Day, on the next Business Day, thereafter, the Servicer as agent of the Indenture Trustee shall deposit in the Advance Payment Account, no later than 12:00 noon, Minneapolis time, the aggregate amounts of Advance Payments collected through 4:00 p.m., Minneapolis time, on the preceding Business Day and not previously deposited. On the Determination Date preceding any Payment Date, the Indenture Trustee shall withdraw from the Advance Payment Account and deposit in the Collection Account the sum of (i) Reinvestment Income on the Advance Account and (ii) Advance Payments related to the Due Period immediately preceding such Determination Date, both as indicated on the Monthly Servicer's Report for such Payment Date.


        (c) On each Business Day, the Servicer, under authority given to it hereby by the Indenture Trustee, will collect from a post office box in the name of Norwest Bank Minnesota, National Association, as Indenture Trustee (the "Lock Box"), amounts representing payments sent by Customers and deposit such amounts in an account (the "Local Bank Account") in a local bank (the "Local Bank"). The Servicer will cause the Local Bank to deposit amounts in the Local Bank Account in to the Collection Account in accordance with Section 3.03(a) and Section 3.03(b). The authority given to the Servicer by the Indenture Trustee to collect checks from the Lock Box may be revoked at any time by the Indenture Trustee, the Back-up Servicer or the Bond Insurer and shall be revoked in the event that a Trigger Event has occurred and is continuing.

        Section 3.04. Servicer Advances. Not later than 10:00 a.m., Minneapolis time, on the Determination Date prior to each Payment Date, the Servicer shall make a Servicer Advance for each Lease Contract which is a Delinquent Lease Contract on such date by remitting to the Indenture Trustee for deposit in the Collection Account an amount equal to the Scheduled Payments, or portion thereof, which were due in the prior Due Period but not received and deposited in the Collection Account on or prior to such Determination Date; provided, however, that the Servicer shall not be obligated to make any Servicer Advance pursuant to this Section 3.04 that the Servicer determines in good faith and in accordance with its customary servicing practices that is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer; further provided, that the Servicer may make a Servicer Advance with respect to a Lease Contract once it has become a Defaulted Lease Contract if it reasonably believes that such Servicer Advamce will increase the Recoveries available to the Issuer. On each Determination Date, the Servicer shall deliver to the Back-up Servicer, the Indenture Trustee, the Bond Insurer and Placement Agent the Monthly Servicer's Report listing the aggregate amount of Scheduled Payments not received for the immediately prior Due Period, the amount of Servicer Advances, and the amounts which it has determined in its sole discretion, and in accordance with its customary servicing practices, are unlikely to be recoverable from the related Customers.

        Section 3.05. Financing Statements. The Servicer will make all Uniform Commercial Code filings and recordings as may be required pursuant to the terms of the Indenture. The

Servicer shall, in accordance with its customary servicing procedures and at its own expense, be responsible for taking such steps as are necessary to maintain perfection of such security interests. The Indenture Trustee hereby authorizes the Servicer to re-perfect or to cause the re- perfection of such security interest on its behalf as Indenture Trustee, as necessary.

        Section 3.06. Maintenance of Insurance Policy; Insurance Proceeds. The Servicer shall have no duty or obligation to verify, monitor or enforce the acquisition and/or maintenance of Insurance Policies by a Customer. Any Insurance Proceeds shall be remitted to the Indenture Trustee for deposit in the Collection Account pursuant to Section 3.03(a).

        Section 3.07. Personal Property and Sales Taxes. The Servicer shall, on behalf of the Issuer, pay or cause to be paid all personal property, sales and use taxes on or with respect to the Equipment, or the acquisition or leasing thereof, as and when such taxes become due, to the extent a Customer has paid amounts to the Servicer for such taxes. The Servicer shall also cause to be filed in a timely manner any and all returns and reports required in connection with the payment of such taxes.

        Section 3.08. No Offset. Prior to the termination of this Agreement, the obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, whether in respect of this Agreement, any Lease Contract, Lease Receivable, Equipment or otherwise.

        Section 3.09. Servicing Compensation. (a) As compensation for the performance of its obligations under this Agreement, the Servicer shall be entitled to receive the Servicer Fee and the Additional Servicer Fee, if applicable. The Servicer Fee shall be paid monthly, commencing on the Initial Payment Date and terminating on the first to occur of (i) the receipt of the last Scheduled Payment and related Residual Proceeds with respect to the last remaining Lease Contract, (ii) the receipt of Recoveries and Insurance Proceeds with respect to the last remaining Lease Contract, or (iii) the date on which the Issuer or the Bond Insurer purchases the last remaining Lease Contract. The Servicer Fee shall be paid by the Issuer to the Servicer at the times and in the priority as set forth in the Indenture. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including, without limitation, payment of the fees and disbursements of the Independent Accountants and payment of expenses incurred in connection with distributions and reports to the Indenture Trustee, the Back-up Servicer, the Bond Insurer, the Rating Agencies and Noteholders and shall not be entitled to reimbursement for such expenses; provided, however, that the Servicer will be entitled to prompt reimbursement from the Issuer for reasonable costs and expenses incurred by the Servicer (including reasonable attorney's fees and out-of-pocket expenses) in connection with the realization, attempted realization or enforcement of rights and remedies upon Defaulted Lease Contracts, from amounts received as Recoveries from any Defaulted Lease Contracts.

        (b) In connection with any transfer of the servicing obligations to a successor Servicer in accordance with Section 6.02 hereof, the Back-up Servicer shall be entitled to reimbursement of Transition Costs as provided in Section
6.02 hereof and in the Indenture.

        Section 3.10. Substitution or Purchase of Lease Contracts. (a) The Servicer shall not allow termination of a Lease Contract prior to the scheduled expiration date or prepayment of any Lease Contract (except from an Advance Payment or as may be specifically required under such Lease Contract in connection with a casualty to the related Equipment), unless the Issuer has (i) pledged to the Indenture Trustee a Substitute Lease Contract and the related Equipment and Lease Receivables under such Substitute Lease Contract, and delivered to the Indenture Trustee the original executed counterpart of the Substitute Lease Contract or (ii) purchased such prepaid Lease Contract and the related Equipment from the Indenture Trustee by remittance of the Purchase Price to the Servicer for deposit in the Collection Account in accordance with Section 3.03(a) hereof; provided, further, that purchases and substitutions of Lease Contracts pursuant to this subparagraph (a) shall comply with the requirements of Section 4.03 of the Indenture and the criteria set forth in Section 3.04 of the Contribution Agreement.

        (b) The Servicer shall permit the Issuer to (i) purchase any Defaulted Lease Contract or Delinquent Lease Contract by remittance by the Issuer to the Servicer for deposit in the Collection Account in accordance with Section 3.03(a) hereof or (ii) substitute for any Defaulted Lease Contract or Delinquent Lease Contract, a Substitute Lease Contract and the related Equipment and Receivables under such Substitute Lease Contract, upon the delivery to the Indenture Trustee of the original executed counterpart of the Substitute Lease Contract; provided that, purchases and substitutions of Lease Contracts pursuant to this subparagraph (b) shall comply with the requirements of Section 4.03 of the Indenture and the criteria set forth in Section 3.04 of the Contribution Agreement.

        (c) Notwithstanding any other provision contained in this Agreement, the Servicer shall not, with respect to a Defaulted Lease Contract (i) negotiate or enter into a new lease with the Customer relating to the Equipment or the Customer's obligations under such Defaulted Lease Contract or (ii) allow the Customer thereunder to resume its rights under such Defaulted Lease Contract, unless the Issuer has repurchased or made a substitution for such Defaulted Lease Contract in the manner set forth in subsection (b) hereof.

        (d) In the event that the Company or any of the Contributors is required, as a result of the breach by it of certain representations or warranties, to repurchase or substitute a Lease Contract pursuant to Section
3.03 of the Contribution Agreement, the Servicer shall permit such repurchase or substitution in accordance with the terms of Sections 3.03 and 3.04 thereof.

        Section 3.11. Titles. (a) The Servicer shall submit or shall have caused to be submitted an application for title to the applicable governmental authority for each Leased Vehicle no later than 10 calendar days after the Delivery Date on which the Leased Vehicle has been contributed to the Issuer. If the new certificate of title is not received within 90 days after such Delivery Date, the Servicer shall notify the relevant Contributor, the Indenture Trustee and the Bond Insurer that such certificate of title has not been obtained, and the relevant Contributor or the Servicer shall repurchase, by the last day of the then current Collection Period, the Leased Vehicle for which the certificate of title has not been obtained.

        (b) Upon receipt of any certificate of title, the Servicer shall promptly verify that the information contained in the certificate of title is materially correct, and that the Indenture Trustee is shown as the lienholder of the Leased Vehicle covered thereby. If the Servicer determines that such information is not correct, the Servicer shall promptly so advise the Indenture Trustee and the Bond Insurer. Certificates of title will be held by the Indenture Trustee. The Servicer may assist the Customer in retitling a Leased Vehicle which has been permanently moved or transported to a different state.

                                   ARTICLE IV

                      ACCOUNTINGS, STATEMENTS AND REPORTS

        Section 4.01. Monthly Servicer's Reports. No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer shall deliver to the Issuer, the Back-up Servicer, the Indenture Trustee, the Bond Insurer, each Noteholder, the Placement Agent and the Rating Agencies the Monthly Servicer's Report in the form attached as Exhibit A with respect to the activity in the immediately preceding Due Period. In the course of preparing the Monthly Servicer's Report, the Servicer shall seek direction from the Issuer as to remittance of the funds to be paid pursuant to Section 12.02(d)(xviii) of the Indenture. Lease Contracts which have been substituted for or purchased by the Company, any of the Contributors or the Issuer shall be identified by Customer lease number. On each Payment Date, the Servicer shall deliver to the Back-up Servicer and the Bond Insurer a computer disk or tape in a format acceptable to the Back-up Servicer containing the information described on Exhibit B hereto, as well as any additional information reasonably requested by the Back-up Servicer prior to such Payment Date.

        Section 4.02. Financial Statements; Certification as to Compliance; Notice of Default. (a) The Servicer (and the Company if the initial Servicer is no longer the Servicer) will deliver to the Indenture Trustee, the Placement Agent, the Bond Insurer, the Back-up Servicer, the Rating Agencies and to each Noteholder of Outstanding Notes (and, upon the request of any Noteholder, to any prospective transferee of any Note):

                (i) within 120 days after the end of each fiscal year of the Reported Company, four copies of the Reported Company's Financial Statements, all in reasonable detail and accompanied by an opinion of the Independent Accountants or a firm of independent certified public accountants of recognized national standing stating that such financial statements present fairly the financial condition of the Reported Company (or, in the case of a successor Servicer, such successor Servicer's financial condition) and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                (ii) with each set of Reported Company's Financial Statements delivered pursuant to subsection (a)(i) above, the Servicer will deliver an Officer's Certificate stating that such officer has reviewed the relevant terms of the Indenture, the Contribution Agreement, the Insurance Agreement and this Agreement and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of the Reported Company during the period covered by the Reported Company's Financial Statements then being furnished, that the review has not disclosed the existence of any Servicer Default or Servicer Event of Default or, if a Servicer Default or a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Lease Contracts in compliance with the procedures hereof except as disclosed in such certificate;

                (iii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Default or a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto;

                (iv) promptly upon the Servicer's becoming aware of:

                        (A) any proposed or pending investigation of it or the
                Issuer by any governmental authority or agency, or

                        (B) any pending or proposed court or administrative
                proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer or the Issuer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits;


                (v) with reasonable promptness any other data and information which may be reasonably requested from time to time, including without limitation any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act of 1933, as amended; and

               (vi) quarterly, unaudited versions of the Reported Company's consolidating balance sheet and income statement and consolidated statement of sources and uses of cash.

        (b) On or before each April 15, so long as any of the Notes are outstanding, the Servicer shall furnish to the Bond Insurer and the Indenture Trustee an Officer's Certificate either stating that such action has been taken with respect to the recording, filing, and rerecording and refiling of any financing statements and continuation statements as necessary to maintain the interest of the Indenture Trustee created by the Indenture with respect to the Trust Estate and reciting the details of such action or stating that no such action is necessary to maintain such interest. Such Officer's Certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the interest of the Indenture Trustee in the Trust Estate until the date such next Officer's Certificate is due.

        Section 4.03. Annual Independent Accountants' Servicing Reports; Annual Federal Tax Lien Search. (a) Commencing with the 1995 fiscal year, and each fiscal year thereafter, the Servicer, at its expense, shall cause the Independent Accountant (who may also render and deliver other services to the Servicer and its affiliates) to prepare a statement to the Back-up Servicer, the Indenture Trustee, the Noteholders, the Bond Insurer, the Rating Agencies and the Placement Agent, dated as of the close of such fiscal year, to the effect that the Independent Accountant has examined the servicing procedures, manuals, guides and records of the Servicer, and the accounts and records of the Servicer relating to the Lease Contracts and the Lease Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such Independent Accountant has compared the information contained in the Monthly Servicer's Reports delivered in the relevant period with information contained in the accounts and records for such period, and that, on the basis of such examination and comparison, nothing has come to the Independent Accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Lease Contracts in compliance with such servicing procedures, manual and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar Lease Contracts owned by it and otherwise in compliance with this Agreement, that such accounts and records have not been maintained in accordance with Section 4.04 hereof, that the information contained in the Monthly Servicer's Reports does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects or in accordance with the requirements of this Agreement, except in each case for (a) such exceptions as the Independent Accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. The Servicer shall deliver to the Back-up Servicer, the Indenture Trustee, the Noteholders, the Bond Insurer and the Rating Agencies a copy of any such statement within 120 days of the close of the relevant fiscal year.

        (b) Promptly after the end of the Servicer's fiscal year, the Servicer, at its expense, shall cause a search of any and all federal tax liens against the affiliated group of which the Company, the Contributors and the Issuer are members with the meaning of Section 1504 of the Code (the "Affiliated Group") as of the end of such fiscal year to be conducted and shall deliver to the Back-up Servicer, the Indenture Trustee, the Noteholders and the Bond Insurer on or before January 31 of each year, commencing January 31, 1996, an officer's certificate signed by a Servicing Officer (i) stating that there are no outstanding federal tax liens filed against any member of the Affiliated Group or (ii) listing the outstanding federal tax liens filed against any member of such Affiliated Group. In the event any such certificate shall disclose any such federal tax liens, the Servicer shall promptly thereafter, satisfy any such federal tax liens.

        Section 4.04. Access to Certain Documentation and Information. (a) The Servicer shall provide to the Back-up Servicer, the Bond Insurer, the Indenture Trustee, or any Noteholder and their duly authorized representatives, attorneys or accountants access to any and all documentation regarding the Trust Estate (including the Lease Schedule) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer.

        (b) At all times during the term hereof, the Servicer shall keep available at its principal executive office for inspection by Noteholders, the Indenture Trustee, the Back-up Servicer and the Bond Insurer a list of all Lease Contracts then held as a part of the Trust Estate, together with a reconciliation of such list to that set forth in the Lease Schedule and each of the Monthly Servicer's Reports, indicating the cumulative addition and removal of Lease Contracts from the Trust Estate.

        (c) The Servicer will maintain accounts and records as to each respective Lease Contract serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Lease Contract, including any payments, Insurance Proceeds, Residual Proceeds and Recoveries received or owing (and the nature of each) thereon and (ii) the reconciliation between payments, Insurance Proceeds, Residual Proceeds or Recoveries on (or with respect to) each Lease Contract and the amounts from time to time deposited in the Collection Account in respect of such Lease Contract.

        (d) The Servicer will maintain all of its computerized accounts and records so that, from and after the time of the acquisition of the Lease Assets by the Issuer and the grant of the security interest in the Lease Contracts, Lease Receivables and Equipment to the Indenture Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any Lease Contract, Lease Receivable or Equipment indicate clearly that the Lease Contracts, Lease Receivables and Equipment are owned by the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders. Indication of the Indenture Trustee's interest in a Lease Contract will be deleted from or modified on the Servicer's accounts and records when, and only when, the Lease Contract has been paid in full, replaced with a Substitute Lease Contract or purchased by the Company or the Issuer.

        (e) Nothing in this Section 4.04 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Customers, and the failure to provide information otherwise required by this Section 4.04 as a result of such observance by the Servicer, shall not constitute a breach of this Section 4.04.

        (f) All information obtained by the Indenture Trustee, the Back-up Servicer, the Bond Insurer or any Noteholder regarding the Customers and the Lease Contracts, whether upon exercise of its rights under this Section 4.04 or otherwise, shall be maintained by the Indenture Trustee, the Back-up Servicer, the Bond Insurer or the Noteholder, as applicable, in confidence and shall not be disclosed to any other Person, unless such disclosure shall not violate any applicable law or regulation or any proprietary rights of the Company, the Contributors, the Issuer or the Servicer or unless ordered by a court of appropriate jurisdiction or so required by any regulatory body having appropriate jurisdiction; provided that the Bond Insurer may make disclosures with respect to any of the above matters to the Rating Agencies or any entity having regulatory authority over the Bond Insurer and provided, further, that the Indenture Trustee may provide any such information to any Noteholder.

        Section 4.05. Other Necessary Data. The Servicer shall, on request of the Back-up Servicer, Indenture Trustee or the Bond Insurer, on reasonable notice (i) furnish the Back-up Servicer, Indenture Trustee or the Bond Insurer such data necessary for the administration of the

Trust Estate as can be reasonably generated by the Servicer's existing data processing systems, and (ii) on and after a Servicer Event of Default, provide the Indenture Trustee and the Back-up Servicer with access to the Servicer's existing data processing systems.

        Section 4.06. Indenture Trustee to Cooperate. Upon payment (including through application of any prepayment) in full of any Lease Contract, the Servicer will notify the Indenture Trustee on the next succeeding Determination Date by written certification (which certificate shall include a statement to the effect that all amounts received in connection with such payments in full which are required to be deposited in the Collection Account pursuant to Section
3.03 hereof have been so deposited) of a Servicing Officer and shall request delivery of the Lease Contract to the Servicer. Upon receipt of such delivery request, the Indenture Trustee shall within 60 days of such request by the Servicer release such Lease Contract to the Servicer. Upon release of such Lease Contract, the Servicer is authorized to execute an instrument in satisfaction of such Lease Contract and to do such other acts and execute such other documents as it deems necessary to discharge the Customer thereunder and, if applicable, release any security interest in the Equipment related thereto. The Servicer shall determine when a Lease Contract has been paid in full. Upon the written request of a Servicing Officer and subject to the Indenture Trustee's rights to indemnity contained herein and in the Indenture, the Indenture Trustee shall perform such other acts as reasonably requested in writing by the Servicer and otherwise cooperate with the Servicer in enforcement of the Noteholders' rights and remedies with respect to Lease Contracts.

                                   ARTICLE V

                          THE SERVICER AND THE ISSUER

        Section 5.01. Servicer Indemnification. (a) The Servicer agrees (1) to indemnify, defend, and hold harmless the Indenture Trustee, the Back-up Servicer, the Bond Insurer and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use, ownership or operation by the Issuer or any affiliate thereof of the Equipment;

        (2) To indemnify, defend and hold harmless the Indenture Trustee, the Back-up Servicer, the Bond Insurer and the Noteholders from and against any taxes that may at any time be asserted against the Indenture Trustee or the Noteholders with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Noteholders, not including any taxes asserted with respect to the issuance and original sale of the Notes or federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same;

        (3) To indemnify, defend and hold harmless the Indenture Trustee, the Back-up Servicer, the Bond Insurer and the Noteholders from against any and all costs, expenses, losses, claims, damages, and liabilities to the extent to that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Indenture Trustee or the Noteholders through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations and duties hereunder;

        (4) To indemnify, defend and hold harmless the Indenture Trustee, the Back-up Servicer, the Bond Insurer and the Noteholders from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the duties contained herein, except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or gross negligence of such Person.

        (b) Indemnification under this Section 5.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Bond Insurer, the Indenture Trustee, the Back- up Servicer or the Noteholders pursuant to this Section and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest. The provisions of this Section 5.01 shall survive any expiration or termination of this Agreement.

        (c) The Servicer shall indemnify the Noteholders for any Breakage Costs that are incurred on account of the Servicer allowing a Customer to terminate a Lease Contract prior to the end of the term of such Lease Contract by depositing an amount equal to such Breakage Costs into the Collection Account no later than the Determination Date prior to the Payment Date on which such costs are to be paid to the Noteholders.

        Section 5.02. Corporate Existence; Reorganizations. (a) The Servicer shall keep in full effect its existence and good standing as a corporation in the Servicer State of Incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the Servicer to perform its duties under this Agreement, except where the failure to so qualify would not have a material adverse effect on the Trust Estate or the ability of the Servicer to perform its duties hereunder; provided, however, that the Servicer may reincorporate in another state, if to do so would be in the best interests of the Servicer and would not have a material adverse effect upon the Noteholders.

        (b) The Servicer shall not (i) (other than pursuant to one or more additional lease financings) convey, transfer or lease substantially all of its assets as an entirety to any Person, or

(ii) merge or consolidate with another Person, unless such Person or the merged or consolidated entity acquires substantially all the assets of the Servicer as an entirety and executes and delivers to the Issuer, the Bond Insurer, the Backup Servicer and the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Issuer, the Bond Insurer, the Backup Servicer and the Indenture Trustee, which contains an assumption by such Person or entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement. The Servicer shall provide prompt written notice of such event to the Rating Agencies.

        Section 5.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 5.01, neither the Servicer nor any of the officers, directors, employees or agents of the Servicer shall be under any liability for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence (which includes negligence with respect to the duties of the Servicer explicitly set forth in this Agreement) in the performance of its duties hereunder. The Servicer and any officer, director, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. No implied covenants or obligations shall be read into this Agreement against the Servicer. In the event the Servicer performs any activities beyond the requirements of this Agreement, the Servicer shall have the option but will not be required to perform such activities in the future.

        Section 5.04. The Servicer Not to Resign. (a) The Servicer shall not resign from the duties and obligations hereby imposed on it except upon a determination by its Board of Directors that by reason of change in applicable legal requirements, with which the Servicer cannot reasonably comply, the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements, said determination to be evidenced by a resolution from its Board of Directors to such effect, accompanied by an opinion of Counsel to such effect and reasonably satisfactory to the Indenture Trustee and the Bond Insurer.

        (b) No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder.

        (c) Except as provided in Sections 5.02 and 6.01 hereof, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 8.01 hereof, and shall survive the exercise by the Issuer or the Indenture Trustee of any right or remedy under this Agreement, or the enforcement by the Issuer, the Bond

Insurer, the Indenture Trustee, the Back-up Servicer or any Noteholder of any provision of the Notes or this Agreement.

        Section 5.05. Issuer Indemnification. The Issuer shall indemnify and hold harmless the Servicer (but solely from the amounts to be distributed as set forth in Section 12.02(d)(xviii) of the Indenture) from and against any loss, liability, expense, damage or injury suffered or sustained by the Servicer, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, which arises out of the Servicer's activities hereunder; provided, however, that the Issuer shall not indemnify the Servicer if the Servicer's activities constituted fraud, willful misconduct, gross negligence (which includes negligence with respect to the duties of the Servicer which are explicitly set forth in this Agreement) or breach of fiduciary duty by the Servicer.

                                   ARTICLE VI

                             SERVICING TERMINATION

        Section 6.01. Servicer Events of Default. (a) Any of the following acts or occurrences shall constitute a Servicer Event of Default:

                (i) Any failure by the Servicer to deliver to the Indenture Trustee for payment to Noteholders any proceeds or payments received from a Customer or in respect of the Trust Estate and when required to be so delivered under the terms of the Indenture and this Agreement that continues unremedied until 10:00 a.m., Minneapolis time, on the second successive Business Day, provided, however, that the Indenture Trustee, upon receiving actual knowledge of such failure, shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

               (ii) Any failure by the Servicer to deliver a Monthly Servicer's Report pursuant to Section 4.01 hereof that continues unremedied until 10:00 a.m., Minneapolis time, the following Business Day; provided, however, that if the Servicer has not delivered the Monthly Servicer's Report by 12:00 noon, Minneapolis time, on the Determination Date, the Indenture Trustee shall give the Servicer notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prohibit the occurrence of a Servicer Event of Default; or

              (iii) Any failure by the Servicer to make a Servicer Advance pursuant to Section 3.04 hereof or to deposit any Purchase Price received by it that continues unremedied until 10:00 a.m., Minneapolis time, the following Business Day; provided, however, that if the Servicer has not made the Servicer Advance or deposited any Purchase Price received by it by 12:00 noon, Minneapolis time, on the Determination Date and the Indenture Trustee has received written notification from the Servicer by way of the Monthly Servicer's Report or otherwise that such Servicer Advance or Purchase Price is to be paid, the Indenture Trustee shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Indenture Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

               (iv) Any failure by the Servicer to make remittances or deliver notices pursuant to Section 3.03 hereof, that continues unremedied until 10:00 a.m., Minneapolis time, of the third successive Business Day; or

                (v) Any failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer, set forth in this Agreement or the Indenture, as the case may be, or any representation or warranty of the Servicer set forth in
        Section 2.01 of this Agreement shall prove to be incorrect, which failure or breach (A) materially and adversely affects the interest or rights of the Bond Insurer, the Indenture Trustee, the Back up Servicer or the Noteholders and (B) continues unremedied for a period of 30 days after the date on which the Servicer becomes aware of such failure or breach or written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to a Servicing Officer of the Servicer by the Indenture Trustee, the Bond Insurer, the Issuer, or the Back-up Servicer, or to a Servicing Officer of the Servicer, the Bond Insurer and the Indenture Trustee by Holders of Notes representing not less than 25% of the aggregate principal amount of the Notes Outstanding; or

               (vi) Any assignment by the Servicer to a delegate of its duties or rights under this Agreement, except as specifically permitted hereunder, or any attempt to make such an assignment; or

              (vii) The entry of a decree or order for relief by a court having jurisdiction in respect of the Servicer or a petition against the Servicer in an involuntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy insolvency or similar law, or the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Servicer or for any substantial part of its property, or the ordering of the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

             (viii) The commencement by the Servicer of a voluntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Servicer to the appointment of or taking possession by a conservator, receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy or similar proceedings of or relating to the Servicer or relating to a substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due or if the Servicer shall admit in writing its inability to pay its debts as they become due, or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

               (ix) The occurrence of a Trigger Event if the initial Servicer is the Servicer.

        (b) So long as a Servicer Event of Default shall not have been remedied within the period set forth in (i), (ii), (iii), (iv), (v) or (vii) above, as applicable, the Indenture Trustee, at the direction of the Bond Insurer shall, or if there has been a Bond Insurer Default, the Indenture Trustee, the Issuer, or the Back-up Servicer may, by notice (the "Servicer Termination Notice") then given in writing to the Servicer and the Back-up Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement. Notwithstanding the foregoing, a delay in or failure of performance under Section 6.01(a)(v) hereof for a period of 30 or more Business Days, shall not constitute a Servicer Event of Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement, and the Servicer shall provide the Indenture Trustee, the Back-up Servicer, the Bond Insurer, the Issuer and the Noteholders with prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

        (c) In the event of the occurrence of a Trigger Event, the Indenture Trustee shall, at the direction of the Bond Insurer, or if there has been a Bond Insurer Default, the Indenture Trustee, the Issuer, or the Back-up Servicer may, by Servicer Termination Notice then given in writing to the Servicer and the Back-up Servicer, terminate all but not less than all of the rights and obligations of the Servicer under this Agreement.

        (d) On or after the receipt by the Servicer of a Servicer Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Lease Contracts or otherwise, shall pass to and be vested in the successor Servicer appointed pursuant to Section 6.02 hereof, and, without termination, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer of the Lease Contracts and related documents, or otherwise. The Servicer agrees to cooperate with the Indenture Trustee, the Back-up Servicer and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the Collection Account or the Advance Payment Account or thereafter received with respect to Lease Contracts. To assist the successor Servicer in enforcing all rights under the Lease Contracts and the Insurance Polices to the extent they relate to the Lease Contracts, the outgoing Servicer, at its own expense, shall transfer its records (electronic and otherwise) relating to such Lease Contracts to the successor Servicer in such form as the successor Servicer may reasonably request and shall transfer the related Lease Contracts (to the extent not held by the Indenture Trustee) and all other records, correspondence and documents relating to the Lease Contracts that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive reimbursements for any unreimbursed Servicer Advance made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section 6.01 which terminates the obligations and right of the Servicer under this Agreement.

        Section 6.02. Back-up Servicer to Act; Taking of Bids; Appointment of Successor Servicer. (a)(i) Except as provided in Section 6.02(d) hereof, on and after the time the Servicer receives a Servicer Termination Notice pursuant to
Section 6.01, the Back-up Servicer shall, unless prevented by law, automatically and without further action be the successor Servicer. If the Back-up Servicer cannot serve or, for some other reason does not serve, as successor Servicer, another firm acceptable to the Bond Insurer shall be appointed.

        (ii) The successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor Servicer (x) shall not be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law or if there exists any requirement that additional capital be maintained by the Servicer by applicable regulatory authority and (y) shall not be liable for any acts or omissions of the outgoing Servicer or for any breach by the outgoing Servicer of any of its representations and warranties contained herein or in any related document or agreement. With the prior written consent of the Bond Insurer (which consent shall not be unreasonably withheld), the successor Servicer may subcontract with another firm to act as subservicer so long as the successor Servicer remains fully responsible and accountable for performance of all obligations of the Servicer on and after the time the Servicer receives the Servicer Termination Notice. The successor Servicer shall be entitled to the Servicer Fee and any Additional Servicer Fee, subject to the taking of bids as described in subsection (b) below.

        (b) Upon receipt of a Servicer Termination Notice, the Back-up Servicer shall solicit written bids, with a copy to the Bond Insurer (such bids to include a proposed servicer fee and servicing transfer costs) from not less than three entities experienced in the servicing of lease contracts similar to the Lease Contracts and that are not affiliates of the Indenture Trustee, the Back-up Servicer, the Servicer or the Issuer and are reasonably acceptable to the Bond Insurer. The Issuer may also solicit additional bids from other such entities. Any such written solicitation shall prominently indicate that any fees and transfer costs in excess of the Servicer Fee shall be paid only pursuant to
Section 12.02(d) of the Indenture. The successor Servicer shall act as Servicer hereunder and shall, subject to the availability of sufficient funds in the Collection Account pursuant to Section 12.02 of the Indenture, receive as compensation therefor a fee equal to the greater of the Servicer Fee or the fee proposed in the bid so solicited which provides for the lowest Servicer Fee, as reasonably determined by the Bond Insurer.

        (c) The Servicer, the Back-up Servicer, the Issuer, the Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Back-up Servicer (or the Indenture Trustee or the Holders of the Notes if such Holders have previously reimbursed the Back-up Servicer and the Indenture Trustee therefor) shall be reimbursed for all Transition Costs incurred in connection with the assumption of responsibilities of the successor Servicer, upon receipt of documentation of such costs and expenses and in accordance with Section 12.02(d)(xi) of the Indenture.

        (d) Upon written notification to the Indenture Trustee that on any Determination Date following the solicitation of bids provided for in Section 6.02(b) hereof, the sum of the aggregate Implicit Principal Balance for all Lease Contracts plus the amount on deposit in the Cash Collateral Account less the principal amount of the Notes then outstanding is less than $50,000; then the Back-up Servicer shall be relieved of its obligation under Section 6.02(a)(i) hereof, and the Bond Insurer, or if there is a Bond Insurer Default, the Issuer shall appoint a successor Servicer. In such event, the Bond Insurer shall be reimbursed for any Transition Costs incurred solely pursuant to Section 6.02(b) in the manner and to the extent provided for in Section 12.02(d)(xi) of the Indenture.

        Section 6.03. Notification to Noteholders. The Servicer shall promptly notify the Back-up Servicer, the Bond Insurer, the Issuer and the Indenture Trustee of any Servicer Event of Default upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register.

        Section 6.04. Waiver of Past Defaults. The Indenture Trustee shall, at the direction of the Bond Insurer or at the direction of the Holders of Notes representing more than 50% of the principal amount of the Notes Outstanding, on behalf of all Noteholders, with the written consent of the Bond Insurer, so long as there is no Bond Insurer Default, and may, if a Bond Insurer Default is continuing, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, other than a default with respect to required deposits and payments in accordance with Article III or a default of the type set forth in clause (vii) or (viii) of Section 6.01(a) hereof, which waiver shall require the consent of each Noteholder and the Bond Insurer. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

        Section 6.05. Effects of Termination of Servicer. (a) Upon the appointment of the successor Servicer, the predecessor Servicer shall remit any Scheduled Payments, Advance Payments, Overdue Payments and any other payments or proceeds that it may receive pursuant to any Lease Contract or otherwise to the successor Servicer after such date of appointment.

        (b) After the delivery of a Servicer Termination Notice, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, enforcement, custody or collection of the Lease Contracts and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Lease Contracts. The outgoing Servicer's indemnification obligations pursuant to Section 5.01 hereof will survive the termination of the Servicer but will not extend to any acts or omissions of a successor Servicer.

        Section 6.06. No Effect on Other Parties. Upon any termination of the rights and powers of the Servicer pursuant to Section 6.01, or upon any appointment of a successor Servicer, all the rights, powers, duties and obligations of the other parties under this Agreement, the Indenture, and the Contribution Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter.

                                  ARTICLE VII

                              THE BACK-UP SERVICER

        Section 7.01. Representations of Back-up Servicer. The Back-up Servicer makes the following representations and warranties:

                (a) The Back-up Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted.

                (b) The Back-up Servicer has the power and authority to execute and deliver this Agreement, the Indenture and the Insurance Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement, the Indenture and the Insurance Agreement shall have been duly authorized by the Back-up Servicer by all necessary corporate action.

                (c) This Agreement, the Indenture and the Insurance Agreement shall constitute a legal, valid, and binding obligation of the Back-up Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

                (d) The consummation of the transactions contemplated by this Agreement, the Indenture and the Insurance Agreement and the fulfillment of the terms thereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Back-up Servicer, or any indenture, agreement, or other instrument to which the Back-up Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument; nor violate any law or any order, rule, or regulation applicable to the Back-up Servicer of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties.

                (e) There are no proceedings or investigations pending or, to the Back-up Servicer's best knowledge, threatened before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Back-up Servicer or its properties (i) asserting the invalidity of this Agreement, the Indenture or the Insurance Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Indenture or the Insurance Agreement, (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Back-up Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture or the Insurance Agreement.

        Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, Back- up Servicer. Any Person (a) into which the Back-up Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Back-up Servicer shall be a party, or (c) which may succeed to the properties and assets of the Back-up Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Back-up Servicer hereunder, shall be the successor to the Back- up Servicer under this Agreement without further act on the part of any of the parties to this Agreement. In the event that the resulting entity does not meet the eligibility requirements for the Indenture Trustee set forth in the Indenture, the Back-up Servicer, upon the written request of the Bond Insurer, shall resign from its obligations and duties under this Agreement.

        Section 7.03. Back-up Servicer Resignation. The Back-up Servicer shall not resign from its obligations and duties under this Agreement or the Insurance Agreement except (i) as provided in Section 7.02 above, or (ii) upon determination that the performance of its duties shall no longer be permissible under applicable law (any such determination permitting the resignation of the Back-up Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Bond Insurer).

        Section 7.04. Oversight of Servicing. (a) Prior to each Payment Date, the Back-up Servicer shall review the Monthly Servicer's Report related thereto and shall determine the following:

                (i) that such Monthly Servicer's Report is complete on its face; and

               (ii) that the amounts credited to and withdrawn from the Collection Account, Advance Payment Account, and the Cash Collateral Account, and the balance of such accounts, as set forth in the records of the Indenture Trustee, are the same as the amount set forth in the Monthly Servicer's Report.

        (b) The Back-up Servicer shall, within 30 days of the receipt thereof, load the computer disk or tape received from the Servicer pursuant to Section
4.01 hereof, make sure such computer disk or tape is in readable form and shall:

                (i) calculate the Aggregate Implicit Principal Balance as of the most recent Calculation Date;

               (ii) calculate the Principal Distribution Amount for the most recent Payment Date; and

              (iii) calculate the Annualized Default Rate and the Delinquency Rate for the related Due Period and compare such calculated amounts with those set forth in the most recent Monthly Servicer's Report.

               (iv) confirm that the information in the fields set forth on Exhibit B is the same in the Monthly Servicer Report (to the extent reported therein) as it is on the computer disk delivered to the Backup Servicer pursuant to Section 4.01 hereof.

        (c) In the event of any discrepancy between the information set forth in subparagraphs (a) and (b) of this Section as calculated by the Servicer from that determined or calculated by the Back-up Servicer, the Back-up Servicer shall promptly notify the Servicer of such discrepancy. If within 30 days of such notice being provided to the Servicer, the Back-up Servicer and the Servicer are unable to resolve such discrepancy, the Back-up Servicer shall promptly notify the Bond Insurer, the Rating Agencies and the Holders of the Notes of such discrepancy.

        (d) Based solely on the information included in the Lease Schedule delivered on the related Delivery Date and the computer disks or tapes provided pursuant to Section 4.01 hereof, the Back-up Servicer shall determine that any Substitute Lease Contracts delivered under Section 3.10 satisfy the Substitution Criterion.

        (e) The Back-up Servicer will make a site visit to the offices of the Servicer within 60 days of the end of each calendar year for the purpose of reviewing the operations of the Servicer, commencing December 31, 1995. The reasonable out-of-pocket costs and expenses of the Back- up Servicer incurred in connection with this Agreement, including without limitation, the site visit referred to in the preceding sentence will be reimbursed to the Back-up Servicer by the Issuer or the Servicer.

        (f) Other than as specifically set forth elsewhere in this Agreement, the Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

        (g) The Back-up Servicer shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Back-up Servicer's obligations hereunder, including the obligation to succeed at any time to the duties and obligations of the Servicer as servicer under Section 6.02 hereof.

        Section 7.05. Additional Back-up Servicer Duties. In addition to its other duties enumerated herein and in the Indenture, the Back-up Servicer shall re-calculate the information set forth in each Funding Report within 10 Business Days of each related Delivery Date to verify (i) that the condition set forth in
Section 4.01(c)(ix) of the Indenture has been satisfied, (ii) compliance with the concentration limits set forth therein and (iii) that the Funding Report reflects the interest rate reflected on the related Notes, and, with respect to each Tranche of Floating Rate Notes, the Maximum Floating Rate as set forth in the related Floating Rate Cap Agreement.

        Section 7.06. Back-up Servicer Compensation. As compensation for the performance of its obligations as Back-up Servicer under this Agreement the Back-up Servicer shall be entitled to receive the Back-up Servicer Fee.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

        Section 8.01. Termination of This Agreement. (a) Absent a termination pursuant to Section 6.01 hereof, the respective duties and obligations of the Servicer, the Issuer, the Back-up Servicer and the Indenture Trustee created by this Agreement shall terminate upon the discharge of the Indenture in accordance with its terms; and the respective duties and obligations of the Indenture Trustee shall terminate with respect to the Indenture Trustee in the event the Indenture Trustee resigns or is replaced under Section 7.09 of the Indenture; provided, however, that no resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee under Section 7.10 of the Indenture. Upon the termination of this Agreement pursuant to this
Section 8.01(a), the Servicer shall pay all monies with respect to the Lease Receivables and Equipment held by the Servicer and to which the Servicer is not entitled to the Issuer or upon the Issuer's order.

        (b) This Agreement shall not be automatically terminated as a result of an Event of Default under the Indenture or any action taken by the Indenture Trustee thereafter with respect thereto, and any liquidation or preservation of the Trust Estate by the Indenture Trustee thereafter shall be subject to the rights of the Servicer to service the Lease Receivables and to collect servicing compensation as provided hereunder.

        Section 8.02. Amendments. (a) This Agreement may be amended from time to time by the Issuer, the Servicer, the Back-up Servicer, and the Indenture Trustee, with the consent of the Bond Insurer but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein that may be inconsistent with any other provisions herein and therein, as the case may be, or to add or amend any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action shall not, as evidenced by an opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

        (b) This Agreement may also be amended from time to time by the Servicer and the Back-up Servicer, with the consent of the Indenture Trustee, the Bond Insurer and the Holders of not less than 50% of the aggregate principal amount of Notes Outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, provided, however, that no such amendment shall, without the consent of each Noteholder,
(i) alter the priorities with which any allocation of funds shall be made under this Agreement; (ii) permit the creation of any lien on the Trust Estate (other than the lien of the Indenture) or any portion thereof or deprive any such Noteholder of the benefit of this Agreement with respect to the Trust Estate or any portion thereof; or (iii) modify this Section 8.02 or Sections 5.02 or 5.04 hereof.

        (c) Promptly after the execution of any amendment, the Servicer shall send to the Indenture Trustee, the Bond Insurer, each Holder of the Notes and each Rating Agency a conformed copy of each such amendment.

        (d) It shall not be necessary, in any consent of Noteholders under this
Section 8.02, for the Noteholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consent and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

        (e) Any amendment or modification effected contrary to the provisions of this Section 8.02 shall be void.

        Section 8.03. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of New York without regard to conflict of laws principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        Section 8.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered via telecopy or overnight or messenger delivery, or mailed by registered or certified United States mail, postage prepaid, and addressed as follows:

                (a) if to the Issuer, at 6416 16th St. E., Tacoma, Washington 98424, Attention: President;

                (b) if to the Servicer, at 6416 16th St. E., Tacoma, Washington 98424, Attention: President;

                (c) if to the Back-up Servicer, at 6th Street & Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department;

                (d) if to the Indenture Trustee at 6th Street & Marquette Avenue, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Department;

                (e) if to the Bond Insurer at 113 King Street, Armonk, New York 10504, Attention: Structured Surveillance to Insured Portfolio Management-Structured Finance (IPM-SF);

                (f) if to any Noteholder, at its address for notices specified in the Note Register;

                (g) if to the Rating Agencies, at Standard & Poors, 26 Broadway, New York, NY 10004 and Moody's Investor Service, 99 Church Street, New York, NY 10007, Attention: ABS Surveillance Group.

        Any of the Persons in subclauses (a) through (d) and (f) above may change the address for notices hereunder by giving notice of such change to other Persons. Any change of address shown on the Note Register shall, after the date of such change, be effective to change the address for such Noteholder hereunder.

        All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

        Section 8.05. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of this Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Indenture Trustee, the Bond Insurer or any Noteholder. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

        Section 8.06. Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders. This Agreement may not be modified except by a writing signed by all parties hereto.

        Section 8.07. Article Headings and Captions. The article headings and captions in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

        Section 8.08. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

        Section 8.09. Assignment for Security for the Notes. The Servicer and the Back-up Servicer understand that the Issuer will assign to and grant to the Indenture Trustee a security interest in its right, title and interest to this Agreement. The Servicer and the Back-up Servicer consent to such assignment and grant and further agree that all representations, warranties, covenants and agreements of the Servicer and the Back-up Servicer made herein shall also be for the benefit of and inure to the Indenture Trustee and all Holders from time to time of the Notes.

        Section 8.10. No Servicing Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 5.02 and 5.04 hereof, this Agreement may not be assigned by the Issuer or the Servicer (except with respect to the appointment of a subservicer) without the prior written consent of the Bond Insurer [the Indenture Trustee, the Back-up Servicer] and the Holders of Notes representing not less than 50% of aggregate principal amount of the Notes Outstanding.

        Section 8.11. Bond Insurer Default. If a Bond Insurer Default occurs, the Bond Insurer's right to consent hereunder and to direct the Indenture Trustee shall be voided and, in such event, in all provisions of this Agreement wherein the Bond Insurer's consent or direction is required or permitted, the consent or direction of the Holders of Notes representing more that 50% of aggregate principal amount of the Notes Outstanding shall be required or permitted.

        Section 8.12. Counterparts. This Servicing Agreement may be executed in one or more counterparts, all of which together shall constitute one original document.

        Section 8.13. Third Party Beneficiary. The Bond Insurer is an express third party beneficiary to this Agreement.

        IN WITNESS WHEREOF, the Issuer, the Servicer, the Back-up Servicer and the Indenture Trustee have caused this Servicing Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                             NORWEST BANK MINNESOTA, NATIONAL
                                                 ASSOCIATION, Indenture Trustee




                                                 By: /s/ AMY BELONGIE
                                                     ----------------
                                                 Name:
                                                 Title:





                                             NORWEST BANK MINNESOTA, NATIONAL
                                                 ASSOCIATION, Back-up Servicer




                                             By: /s/ AMY BELONGIE
                                                 ----------------
                                                 Name:
                                                 Title:


                                             T & W FUNDING COMPANY IV, L.L.C.,
                                                 Issuer




                                             By: /s/ MICHAEL A. PRICE
                                                 --------------------
                                                 Name:
                                                 Title:





                                             T & W LEASING, INC., Servicer




                                             By: /s/ MICHAEL A. PRICE
                                                 --------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A


                               T & W LEASING, INC.
                             MONTHLY SERVICER REPORT


To:     Norwest Bank Minnesota, National Association,
          as Indenture Trustee and Back-up Servicer
        MBIA Insurance Corporation,
          as the Bond Insurer

Dear Sirs:

In accordance with Section 4.01 of the Servicing Agreement, dated as of July 1, 1995 (the "SV"), by and among T & W Leasing, Inc. as Servicer, Norwest Bank Minnesota, National Association, as Indenture Trustee and Back-up Servicer, and T & W Funding Company IV, L.L.C., as Issuer, this letter constitutes the Monthly Servicer's Report for the Payment Date occurring on ______________. Unless otherwise expressly noted, all data contained herein has been calculated as of the related Calculation Date and with respect to the related Due Period. Reference is also made to the Indenture, dated as of July 1, 1995, by and among the Issuer, the Servicer, the Indenture Trustee and Back-Up Servicer (the "IN").

DEPOSITS INTO COLLECTION ACCOUNT

Deposits by or on behalf of the Servicer:

       Scheduled and Overdue Payments Received
           under the Lease Contracts directly by the Servicer                            $___________
       Prepayments                                                                       $___________
       Residual Proceeds                                                                 $___________
       Recoveries                                                                        $___________
       Purchase Price received                                                           $___________
       Guaranty Amounts                                                                  $___________
       Insurance Proceeds                                                                $___________
       Servicer Advances                                                                 $___________
       Other amounts received by Servicer                                                $___________
               Total                                                                     $___________

Transfers made by Trustee to the Collection Account


       Transfer from Advance Payment Account                                             $___________
               (per 3.03(c)(ii) of SV)
       Advance Payment Account Investment Earnings                                       $___________
               (per 3.03(c)(i) of SV)
       Transfer from Cash Collateral Account                                             $___________
               (per 12.03(d)(i) and (d)(iii) of IN)
       Collection Account Investment Earnings                                            $___________

       Total                                                                             $___________

       Amounts from other sources (e.g., Issuer reimbursement of
       losses on eligible investments)                                                   $___________

       Total deposited into the Collection Account (other than payments
       from the Bond Insurer)                                                            $___________

DISBURSEMENTS FROM COLLECTION ACCOUNT:

Prior to Payment of Principal and Interest due

       Servicer Fee                                                                     $___________
       Reinvestment Income (Collection Account and Advance
         Payment Account) to Servicer                                                   $___________
       Reimburse Servicer and Back-up Servicer pursuant to
         Section 3.09 of SV (for costs assoc with Defaulted Leases)                     $___________
       Pay Servicer any tax amounts deposited in
         Collection Account pursuant to Section 3.07 of SV                              $___________
       Un-reimbursed Servicer Advances now collected                                    $___________
       Non-recoverable Servicer Advances                                                $___________
       Breakage Costs for voluntarily terminated leases payable from the Collection     $___________
       Account
       Trustee Fee                                                                      $___________
       Backup Servicer Fee                                                              $___________
       Bond Insurer Premium                                                             $___________
       Trustee and Back-up Servicer expenses                                            $___________

               Total                                                                    $___________

       TOTAL BALANCE AVAILABLE FOR NOTEHOLDER PAYMENTS                                  $___________

Disbursements to Noteholder


       Interest Due (current and overdue)                                               $___________
       Principal so that each Tranche is no greater than its respective IPB             $___________
       Principal Distribution Amount                                                    $___________
       Portion covered by Bond Insurance Policy, (for every Payment
         Date before Stated Maturity Date, only Interest due and amount by which unpaid principal amount of Notes Outstanding is greater than the Aggregate Implicit
         Principal Balance of Lease Contracts; for Stated Maturity Date, Interest due
         plus outstanding Note Amount)                                                  $___________
         Amounts received under the Bond Insurance Policy                               $___________
         (Article 8 of IN)

       TOTAL BALANCE AVAILABLE FOR OTHER PAYMENTS                                       $___________

Other Disbursements


        Unpaid Bond Insurer amounts, if any                                               $___________
        Deposit to the Cash Collateral Account                                            $___________
          to its Cash Collateral Account Required Balance (see below)
        Additional Servicer Fee, if any                                                   $___________
        Successor Servicer, Bond Insurer and Trustee Transition Costs
          specified in 12.02(d)(xii) of IN                                                $___________
        Note Principal, if a Trigger Event has occurred                                   $___________
          (per 12.02(d)(xiii) of IN)
        To the Servicer amounts specified in 12.02(d)(xiv) of IN                          $___________
        To the Servicer any un-reimbursed Servicer Advances                               $___________
        To Bond Insurer, amounts specified in the Insurance Agreement                     $___________
        To Trustee and Back-Up Servicer, amounts specified in                             $___________
          12.02(d)(xvi) of IN                                                             $___________
        To the Noteholders, unpaid Breakage Costs                                         $___________
        To the Issuer, any excess amount remaining
          in the Collection Account                                                       $___________

Total deposited into the Collection Account,
  including payments from Bond Insurer                                                    $___________
Total disbursed from Collection Account                                                   $___________
ENDING BALANCE IN THE COLLECTION ACCOUNT                                                  $___________

SERVICER ADVANCES
        Amount of Scheduled Payments not received (includes both Scheduled Payments on
          Delinquent Leases as well as leases which have become Defaulted Leases in the current Monthly
          Period)                                                                         $__________
        Cumulative un-reimbursed Servicer Advances as of the previous
          Servicer Remittance Date                                                        $__________
        Plus Servicer Advances for the current Monthly Period                             $__________
        Less Aggregate amount of Servicer Advance reimbursements
          for the current Monthly Period                                                  $__________
        Cumulative un-reimbursed Servicer Advances                                        $__________

CASH COLLATERAL ACCOUNT


        Beginning Balance                                                                 $__________
        Less amount transferred to Collection Account                                     $__________
        Plus amount transferred from Collection Account                                   $__________
        Investment earnings on Cash Collateral Account                                    $__________
        Less amounts in excess of Cash Collateral Account
          Required Balance transferred to Issuer pursuant
          to Section 12.03(d)(ii) of IN                                                   $__________
        Ending Balance                                                                    $__________
        Percentage of the aggregate Note Principal Balance                                 __________%
            Cash Collateral Account Factor                                                   [   ]
            Cash Collateral Account Required Balance:
              Product of (a) Required Collateralization
              Amount (see below) -(Implicit Principal Balance
                -ending Note balance)) and (b) Cash Collateral
              Account Factor or zero if a Trigger Event has occurred                      $__________

ADVANCE PAYMENT ACCOUNT


        Beginning Balance                                                                 $__________
        Plus amount received during the Monthly Period
          and Remitted by Servicer                                                        $__________
        Plus Investment Earnings on Advance Payment Account                               $__________
        Less amount transferred by Trustee to Collection Account                          $__________
        Ending Balance                                                                    $__________

IMPLICIT PRINCIPAL BALANCE DECREASE


                                                                IMPLICIT
                                                               PRINCIPAL
                                                                BALANCE               # of Contracts

Beginning Aggregate Implicit Principal Balance              $_______________           _____
Less Amortization of Scheduled Payments                     $_______________           _____
Less Unamortized Implicit Principal balance of:
        Defaulted Contracts                                 $_______________           _____
        Matured Contracts                                   $_______________           _____
        Casualty Contracts (to extent
          of Insurance Proceeds)                            $_______________           _____
Plus IPB of Substitute Contracts transferred
  into the Trust                                            $_______________           _____
Less IPB of Substituted Contracts transferred
  out of the Trust                                          $_______________           _____
Less IPB of Contracts repurchased by the
  Seller or Transferor or purchased by the
  Servicer during the current Due Period                    $_______________           _____
Other                                                       $_______________           _____
Aggregate Implicit Principal Balance Decrease               $_______________           _____
Ending Aggregate Implicit Principal Balance                 $_______________           _____

NOTE INFORMATION


        Initial Note Balance                              $___________
        Less Principal Payment                            $___________
        Ending Note Balance                               $___________



                                                       TRANCHE #1          Tranche #2         Tranche #3
                                                       ----------          ----------         ----------

Ending Tranche Aggregate Implicit Principal
Balance:                                               $__________         $__________        $__________
Outstanding Tranche Principal Amount:                  $__________         $__________        $__________
Fixed Rate or Floating Rate:                           $__________         $__________        $__________


Interest Rate for Fixed Rate Notes or Maximum
Floating Rate if Floating Rate Notes:                  $__________         $__________        $__________

REQUIRED COLLATERALIZATION AMOUNT


        Collateralization Percentage                                                             [ ]%
          A)    Collateralization Percentage multiplied by
                the Aggregate Implicit Principal Balance                                    $___________
          B)    Implicit Principal Balance of the
                3 largest Customers                                                         $___________
          C)    4.0% of the Initial Aggregate Implicit Principal
                Balance for all the Tranches combined                                       $___________
          Required Collateralization Amount equals the
          greater of A), B) or C)                                                           $___________
          Actual overcollateralization amount:
          (Implicit Principal Balance plus Cash Collateral
          Account balance) minus the Outstanding Note Amount                                $___________

TRIGGER EVENT CALCULATIONS:


Calculate Annualized Default Rate:

# of days delinquent to declare Defaulted Lease:  180


Implicit Principal Balance of Defaulted Lease Contracts during
  current Due Period (including repurchased and Substitute Contracts)                       $___________
Less Recoveries received during the current Due Period                                      $___________
Less Residuals                                                                              $___________
Total                                                                                       $___________

Current Month Annualized Default Rate                                        ____%


Detail on Defaulted Contracts (excluding Repurchased or Substituted Contracts):

                                                        IMPLICIT
                                                       PRINCIPAL
                                                        BALANCE               Number
                                                       ---------              ------
Servicer did not make Advance                       $______________          _______
Prior Advance Deemed Unrecoverable                  $______________          _______
180 days delinquent                                 $______________          _______
Total Defaulted Contracts                           $______________          _______

Calculate Delinquency Rate:


                                                    % OF AGGREGATE
                                   IMPLICIT              Implicit
                                   PRINCIPAL             Principal             Number of
                                   BALANCE               Balance               Contracts
                                   -------          --------------             ---------

30-59 days delinquent              $__________           _______%              _________
60-89 days delinquent              $__________           _______%              _________
90-119 days delinquent             $__________           _______%              _________
120-149  days  delinquent          $__________           _______%              _________
150-179  days  delinquent          $__________           _______%              _________
Total                              $__________


Current Month Delinquency Rate                           _______%

Check Default and Delinquency Triggers:

                                                                                                      Monthly
                                            Sum of                                                    Period
                                            Current &                                                 Prior to
                                            Immediately                            Immediately        Immediately
                       AVERAGE              Preceding          Current             Preceding          Preceding
                       PAST 3 MONTHS        Monthly Pd.        Monthly Pd.         Monthly Pd.        Monthly Pd.
                       -------------        -----------        -----------         -----------        -----------

Annualized
Default Rate             _______%             _______%           _______%       _______%           _______%
Delinquency
Rate                     _______%             _______%           _______%       _______%           _______%
Applicable Maximum Default Rate                                  ___3___%
Applicable Maximum Delinquency Rate                              ___7___%

Net Worth:


Net Worth Minimum                                                    $5,000,000

Funding Period Net Worth Minimum                                      $6,500,000


T & W Leasing, Inc.'s Consolidated Net Worth                      $_____________
(as of ___________, 199__, most recent quarterly audited or unaudited financial statement)

DETAIL ON SUBSTITUTIONS AND PURCHASES:

                                                          Cumulative
                                        IMPLICIT           Implicit
                                        PRINCIPAL         Principal
                                         BALANCE           Balance
                                        ---------         ----------

Leases Terminated or
  Prepaid and Substituted
  per 4.03(d) of IN                     $__________      $__________        ([LESS THAN] $7,000,000)
Delinquent Lease Contracts,
  Substituted or Purchased
  per 4.03(d) of IN                     $__________      $__________        ([LESS THAN] $9,450,000)
Defaulted Lease Contracts,
  Substituted or Purchased
  per 4.03(d) of IN                     $__________      $__________        ([LESS THAN] $2,275,000)

TRANSITION COSTS:


Cumulative Transition Costs Paid to date
Pursuant to 12.02(d)(xii) of IN                      $__________


EXPLANATORY NOTES:______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Contact:________________________________________________________________________
Phone:__________________________________________________________________________


        The undersigned officer of the Servicer hereby certifies that the information contained in this Monthly Servicer Report is true and accurate in all respects.

                                             T & W LEASING, INC.
                                             Servicer


                                             By:
                                                 Name:  Michael A. Price
                                                 Title:  President

                                                                       EXHIBIT B


                            SERVICER DISK INFORMATION


FIELDS:


    1.     Acct #
    2.     lesse
    3.     eqcat
    4.     state
    5.     siccode
    6.     Yrs in Bus
    7.     Start Dt
    8.     FinalDt
    9.     Nxt date
   10.     basepmt
   11.     rec bal
   12.     cur recv
   13.     resid
   14.     securityop
   15.     lease term
   16.     pay term
   17.     status
   18.     zip code
   19.     Mos Del